SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ]   Preliminary Proxy Statement
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[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

(Name of Registrant as Specified In Its Charter)

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
600 North Hurstbourne Parkway,
Suite 300
Louisville, Kentucky 40222
Attn: Gregory A. Wells

(Name of Person(s) Filing Proxy Statement)
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[   ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying thefiling for which the offsetting fee was paid previously. Identify the previous filing by registration statementnumber, or the Form or Schedule and the date of its filing.

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NTS
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

COMPANY #

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

ANNUAL MEETING OF LIMITED PARTNERS
Tuesday, June 11, 2013
10:30 a.m. EDT

Important Notice Regarding the Availability of Proxy Materials for the Limited Partners Meeting to be Held on June 11, 2013.

Notice is hereby given that the Annual Meeting of Limited Partners of NTS Realty Holdings Limited Partnership will be held at the University of Louisville, Shelby Campus, Founders Union Building, Room 211, Louisville, KY 40222 at 10:30 a.m. EDT.

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy materials are available at www.ematerials.com/nlp

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 29, 2013 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

You may immediately vote your proxy on the Internet at:

www.eproxy.com/nlp

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 10, 2013.
- Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your units in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/nlp. Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with "nlp Materials Request" in the subject line. The email must include:

- The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.
- Your preference to receive printed materials via mail ***-or-*** to receive an email with links to the electronic materials.
- If you choose email delivery you must include the email address.
- If you would like this election to apply to delivery of material for all future meetings, write the word "Permanent" and include the last 4 digits of your Tax ID number in the email.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

NOTICE OF
ANNUAL MEETING OF LIMITED PARTNERS
AND
PROXY STATEMENT

Date:	June 11, 2013
Time:	10:30 a.m. Eastern Daylight Time
Place:	University of Louisville Shelby Campus Founders Union Building, Room 211 312 North Whittington Parkway Louisville, Kentucky 40222

NTS Realty Holdings Limited Partnership
600 North Hurstbourne Parkway
Suite 300
Louisville, Kentucky 40222
(502) 426-4800

Notice of Annual Meeting of Limited Partners
to be held on
June 11, 2013

Dear Limited Partner:

Our annual meeting of limited partners will be held on June 11, 2013, at 10:30 a.m. EDT, at University of Louisville, Shelby Campus, Founders Union Building, Room 211, 312 North Whittington Parkway, Louisville, Kentucky 40222.  Our annual meeting is held concurrently with the annual meeting of NTS Realty Capital, Inc., our managing general partner.  At our annual meeting, we will ask you to:

•	elect five directors to our managing general partner’s board of directors;

•	ratify the selection of BKD, LLP as our independent registered public accountants for 2013; and

•	transact any other business that may properly be presented at the annual meeting.

The board of directors of our managing general partner recommends that limited partners vote “For” the proposals listed in the proxy statement.

Your vote is important.  If you were a limited partner of record at the close of business on April 15, 2013, you may vote by proxy or in person at the annual meeting and at any postponements or adjournments of the meeting.  A list of these limited partners will be available at our office before the annual meeting.  Whether or not you plan to attend the annual meeting in person, it is important that your limited partnership units be represented.  Please follow the instructions in the Notice of Internet Availability of Proxy Material you received by mail and vote as soon as possible.  Any limited partner of record who is present at the meeting may vote in person instead of by proxy, thereby canceling any previous proxy.

On December 27, 2012, we entered into an Agreement and Plan of Merger with NTS Realty Capital, Inc., NTS Merger Parent, LLC, and NTS Merger Sub, LLC.  Pursuant to the merger agreement, if certain conditions are satisfied, NTS Merger Sub, LLC will merge with and into the Company in a going-private transaction. The merger will NOT be voted upon or discussed at the upcoming annual meeting. Instead, we expect to call a special meeting to consider the merger. This document relates to the annual meeting only; you are not being asked to grant a proxy to vote at the special meeting at this time.  More information about the proposed merger will be available in a proxy statement that we will circulate in advance of the special meeting. That proxy statement will be mailed to our limited partners after it is filed with the Securities and Exchange Commission, and will be publicly available without charge on the website maintained by SEC the at www.sec.gov.  Limited partners should read that proxy statement carefully because it will contain important information regarding the merger.

By order of the Board of Directors, President and Chief Executive Officer

April 29, 2013

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING [3]
Information About Attending the Annual Meeting [3]
Information About Voting [3]
Information Regarding Tabulation of the Vote [4]
Quorum Requirement [4]
Information About Votes Necessary for Action to be Taken [4]
Costs of Proxies [5]
Going Private Proposal [5]
Other Matters [6]
Important Notice Regarding the Availability of Proxy Materials[7]
PRINCIPAL UNIT HOLDERS [8]
Limited Partnership Units Owned by Certain Beneficial Owners and Management [8]
Change in Control [9]
Section 16(a) Beneficial Ownership Reporting Compliance [9]
Legal Proceedings [9]
CORPORATE GOVERNANCE PRINCIPLES [10]
Summary of Our Corporate Governance Principles [10]
Board Leadership Structure and Risk Oversight [11]
Communicating with Directors [12]
Code of Conduct and Ethics [12]
Nomination of Directors [12]
Executive Sessions [13]
Audit Committee [13]
Special Committee [13]
PROPOSAL NO. 1 – ELECTION OF DIRECTORS [13]
Independent Director Compensation [16]
Meetings of the Board of Directors, Audit Committee and Limited Partners [17]
BOARD OF DIRECTORS REPORT ON COMPENSATION [17]
EXECUTIVE COMPENSATION [18]
Compensation Discussion and Analysis [18]
Executive Officers [18]
Certain Relationships and Related Transactions [19]
Policies and Procedures with Respect to Related Party Transactions [20]
AUDIT COMMITTEE REPORT [20]
PROPOSAL NO. 2 – RATIFY APPOINTMENT OF BKD, LLP [21]
Fees to Independent Registered Public Accountants [22]
Approval of Services and Fees [22]
PERFORMANCE GRAPH [23]
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION [24]
NOTICE CONCERNING LIMITED PARTNER PROPOSALS AND NOMINATIONS [24]
ANNUAL REPORT ON FORM 10-K [24]

This proxy statement contains information related to the annual meeting of limited partners of NTS Realty Holdings Limited Partnership (the “Company,” “we,” “our,” and “us”) to be held on June 11, 2013, beginning at 10:30 a.m. EDT, at University of Louisville, Shelby Campus, Founders Union Building, Room 211, 312 North Whittington Parkway, Louisville, Kentucky 40222, and at any postponements or adjournments thereof.  This proxy statement is being made available to limited partners on or about April 29, 2013.

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

The board of directors of NTS Realty Capital, Inc., our managing general partner, is soliciting your vote for the 2013 Annual Meeting of Limited Partners.  You will be asked to vote on:

•	electing five directors to our managing general partner’s board of directors;

•	ratifying the selection of BKD, LLP as our independent registered public accountants for 2013; and

•	transacting any other business that may be properly presented at the annual meeting.

The board of directors recommends that you vote “For” each proposal.  If you own limited partnership units (the “Units”) in more than one account, such as individually and jointly with your spouse, please make sure to vote all of your Units.  This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission, or “SEC.”  If you plan on attending the annual meeting of limited partners in person, please contact Rita Martin, Manager of NTS Investor Services, at (502) 426-4800, ext. 544, so that we can arrange for sufficient space to accommodate all attendees.

Information About Voting

The Company is taking advantage of SEC rules that allow companies to furnish proxy materials to Unit holders of record via the Internet.  Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to its Unit holders of record and beneficial owners, unless they have directed the Company to provide the materials in a different manner.  The Notice provides instructions on how to access and review all of the important information contained in this proxy statement, as well as how to submit a proxy over the Internet, in person or by mail.  Unit holders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the Unit holder.  If a holder of record of Units receives the Notice and would still like to receive a printed copy of the Company’s proxy materials, instructions for requesting these materials are included in the Notice.  The Company plans to mail the Notice to Unit holders by April 29, 2013.

Your vote is important.  You will have one vote for each Unit that you owned at the close of business on April 15, 2013, which is the record date for the annual meeting.  On the record date, there were 11,095,274 Units outstanding, but only 10,380,783 of these Units are entitled to vote at the annual meeting.  There is no cumulative voting.  A majority of the outstanding Units eligible to vote at the annual meeting, or 5,190,392 Units, must be present to hold the annual meeting.  As of April 15, 2013, Mr. J.D. Nichols, one of our directors, beneficially owned 6,133,396 Units eligible to vote at the annual meeting.

If you return your proxy card, but do not indicate how your Units should be voted, they will be voted “For” in accordance with the board’s recommendation for each proposal.

If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to us at: 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222, Attention: Rita Martin, Manager of NTS Investor Services; (2) providing us with a later-dated proxy; or (3) attending the annual meeting in person and voting your Units.  Merely attending the annual meeting, without further action, will not revoke your proxy.

Information Regarding Tabulation of the Vote

Our transfer agent, Wells Fargo Shareowner Services, will tabulate all votes cast at the meeting.

Quorum Requirement

Limited partners owning a majority of our Units that are eligible to vote must be present in person or by proxy in order for action to be taken at the meeting.  For these purposes, “abstentions” and “broker non-votes” will be counted as present for determining whether a majority is present.  A broker non-vote occurs when Units registered in the name of a broker are not voted because the broker does not have the authority to do so.

Information About Votes Necessary for Action to be Taken

The affirmative vote of a majority of the votes cast at the annual meeting, assuming a quorum is present, is required for the election of directors and to ratify BKD, LLP as our independent registered public accounting firm.  A properly executed proxy marked “withheld,” “withhold authority,” or a broker non-vote with respect to the election of one or more directors will have no effect on the election of the director or directors, but will be counted for purposes of establishing a quorum.  For the proposal with respect to BKD, LLP, a properly executed proxy marked “Abstain” will not be voted and will not be counted in determining the number of votes cast for the proposal, although it will be counted for purposes of establishing a quorum.

If you hold Units in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if you do not provide your broker or other nominee with instructions on how to vote your street name Units, your broker will not be permitted to vote them on non-routine matters resulting in a broker non-vote.  Please note that brokers may no longer vote your Units in the election of directors in the absence of your specific instructions as to how to vote.  We encourage you to provide instructions to your broker regarding the voting of your Units.  Units represented by “broker non-votes” will, however, be counted in establishing a quorum.

If you are the beneficial owner of Units held by your broker in its name, the broker is permitted to vote your Units on the approval of BKD, LLP as our independent registered public accountants even if the broker does not receive voting instructions from you.

Costs of Proxies

We will pay all costs of soliciting proxies and holding the annual meeting.  Proxies will be solicited by our managing general partner’s directors and officers and by NTS Development Company’s employees. NTS Development Company, or its affiliate, NTS Management Company, both affiliates of our managing general partner, act as managers of our properties pursuant to various management agreements with us.  We do not pay additional compensation to these individuals for these activities.  We also intend to request that brokers, banks and other nominees solicit proxies from their principals.  We will pay the brokers, banks and other nominees for certain expenses that they incur for these activities.

Going Private Proposal

On December 27, 2012, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NTS Realty Capital, Inc., NTS Merger Parent, LLC (“Parent”), an entity controlled by our founder and Chairman, J.D. Nichols, and our President and Chief Executive Officer, Brian F. Lavin, and NTS Merger Sub, LLC (“Merger Sub”, and together with Mr. Nichols, Mr. Lavin, Parent and certain of their respective affiliates, the “Purchasers”), a wholly-owned subsidiary of Parent.  Upon consummation of the transactions proposed in the Merger Agreement, Merger Sub would merge with and into us and we would continue as the surviving entity (the “Merger”).

This proxy statement is for our annual meeting and does not contain information regarding the proposed Merger and does not ask you to consider the Merger Agreement or the transactions contemplated thereby. We do not intend to discuss the Merger or the Merger Agreement at our annual meeting.  Instead, we will hold a separate, special meeting of limited partners to consider and approve the Merger and the transactions contemplated thereby. We will send a separate package of proxy solicitation materials to you for the special meeting in connection with the Merger.

If the Merger Agreement is adopted by our limited partners and the Merger is consummated, all of our Units other than Units owned by the Purchasers, will be cancelled and converted automatically into the right to receive a cash payment equal to $7.50 per Unit (the “Merger Consideration”).  Consummation of the Merger is subject to certain conditions, including among others,

•	approval of the Merger Agreement and the Merger by the holders of a majority of our Units, voting together as a single class;

•	approval of the Merger Agreement and the Merger by the holders of a majority of our outstanding Units not owned by the Purchasers; and

•
receipt by the Purchasers of financing pursuant to a debt commitment letter, which has been obtained from an unaffiliated financing source on commercially standard terms, that is sufficient to pay the Merger Consideration and related expenses of the transaction.

The Merger Agreement may be terminated by either the Purchasers or us (by action of the Special Committee of the board of directors of NTS Realty Capital, Inc.) if the merger has not been consummated by September 30, 2013 or if the Special Committee has effected a change in recommendation by, among other possible actions, approving, recommending or entering into an agreement with respect to an alternative transaction involving a substantial portion of our equity interests or assets. There can be no assurance that the Merger Agreement will be approved by our Unit holders, that the Purchasers will receive sufficient financing or that the Merger will be consummated on the terms described herein or at all.

The information presented above and elsewhere in this proxy statement relating to the proposed Merger may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  By their nature, such forward-looking statements are subject to risks, uncertainties and other factors that are, in many instances, beyond our control that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties.

Unit holders are urged to read relevant documents, when and if filed by the Company with the SEC, because they will contain important information.  The Company filed a preliminary proxy statement related to the Merger on February 4, 2013, and will file other documents regarding the proposed Merger with the SEC.  The definitive proxy statement, when available, will be sent to Unit holders seeking their approval of the matters discussed above at a special meeting of Unit holders.  Unit holders are urged to read the proxy statement and any other relevant document regarding the proposed Merger when they become available because they will contain important information about the Company, the proposed Merger and related matters.  Unit holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by us with the SEC at the SEC’s web site at www.sec.gov.  Unit holders may also obtain the definitive proxy statement (when available) and other related SEC documents free of charge by directing a request to Gregory A. Wells, NTS Realty Holdings Limited Partnership, 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222, telephone: (502) 426-4800.

Other Matters

We are not aware of any other matter to be presented at the annual meeting.  Generally, no business aside from the items discussed in this proxy statement may be transacted at the meeting.  If, however, any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.

Generally, for nominations or other business to be properly brought before the annual meeting by one of our limited partners, the limited partner seeking to make a nomination or bring other business before the meeting must provide, among other things, notice thereof in writing to our corporate secretary no later than one hundred and twenty (120) days before the anniversary date on which we first mailed our notice of meeting and proxy materials for the prior year’s annual meeting.  Therefore, any limited partner desiring to nominate a person for election to our managing general partner’s board of directors or to bring any other business before the meeting was required to provide us with notice by December 31, 2012.  We did not receive notice of any nominations or proposals prior to that date.

Important Notice Regarding the Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Limited Partners to be Held on June 11, 2013.  This proxy statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2012, are available (i) directly from the Company via the Internet at www.ntsdevelopment.com, or (ii) via the Internet, telephone or email by following the instructions for requesting the proxy materials included in the Notice.  Additional copies of these documents will be furnished to you, without charge, by requesting them from us in writing at 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222, Attention: Rita Martin, Manager of NTS Investor Services.  If requested by eligible limited partners, for a reasonable fee, we will also provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2012.

We file reports, proxy materials and other information with the SEC.  These reports, proxy materials and other information can be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C.  20549.  Copies also can be obtained by mail from the Public Reference Room at prescribed rates.  Please call the SEC at    1-800-SEC-0330 for further information on the operation of the Public Reference Room.  In addition, the SEC maintains a site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

PRINCIPAL UNIT HOLDERS

Limited Partnership Units Owned by Certain Beneficial Owners and Management

The following table shows, as of April 15, 2013, the amount of Units beneficially owned by: (1) persons that beneficially own more than 5.0% of our outstanding Units; (2) each of our directors and executive officers; and (3) our directors and executive officers as a group.

Name(1)	Amount Beneficially Owned		Deferred Units(2)	Percentage Beneficially Owned
Mark D. Anderson	0		12,214	*
John P. Daly	1,000		26,103	*
Brian F. Lavin	17,966	(3)	9,254	*
John S. Lenihan	0		41,227	*
J.D. Nichols	6,847,887	(4)	0	61.72%(4)
Gregory A. Wells	1,000		9,254	*
NTS Realty Capital, Inc.	0		0	*
NTS Realty Partners, LLC	714,491	(5)	0	6.44%(5)
All directors/executive officers	6,867,853	(6)	98,052	62.78%(6)

*Less than one percent (1%)

(1)	The address for each of the persons and entities listed above is: 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222.

(2)
Pursuant to the NTS Realty Capital Directors Deferred Compensation Plan, Mr. Daly and Mr. Lenihan deferred receipt of some or all of our Units.  Pursuant to the NTS Realty Capital Officers Deferred Compensation Plan, our managing general partner’s executive officers deferred the receipt of Units that the board of directors granted to them during 2007-2012 as additional compensation for their services.  In general, receipt of these Units are deferred until the earliest of: (i) the date of the holder’s death; (ii) the date the holder becomes “disabled” (as such term is defined in Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”)); or (iii) the date that is thirty (30) days, or six (6) months if required by Section 409A(a)(2)(B)(i) of the Code, after the date of the holder’s “separation of service” (as such term is defined in Section 409A(a)(2)(A)(i) of the Code) from our managing general partner.  At that time, our managing general partner’s board of directors may provide the holder with Units or the equivalent value in cash.  During 2012, Mr. Anderson chose to receive all of his director compensation in cash.

(3)	These Units are owned directly by Brickwood, LLC, of which Mr. Lavin is the manager.

(4)
These Units are owned of record by Mr. Nichols and certain of his affiliates, including Zelma Nichols (his spouse), Kimberly Nichols (his daughter), trusts for the benefit of his children and other descendants, ORIG, LLC (of which he is the manager), Ocean Ridge Investments, Ltd. (of which he is sole director of its general partner), BKK Financial, Inc. (the general partner of Ocean Ridge Investments, Ltd., owned by Mr. Nichols and Kimberly Nichols), and NTS Realty Partners, LLC (of which he is the manager).

(5)	The Units owned of record by NTS Realty Partners, LLC are non-voting Units.

(6)	If all of the deferred Units were issued (98,052 in total), the directors and executive officers would beneficially own 6,965,905 Units, which is 62.78% of the total Units outstanding.

Change in Control

In connection with the proposed Merger, Messrs. Nichols and Lavin entered into a commitment letter with Quince Associates, Limited Partnership (“Quince Associates”) pursuant to which Quince Associates approved an acquisition loan of up to $32,100,000 to Messrs. Nichols and Lavin (the “Commitment Letter”).  The Commitment Letter anticipates that Messrs. and Lavin will grant Quince Associates a collateral pledge of substantially all of the Units that they hold.  Except for the pledge contemplated under the Commitment Letter, there is no arrangement known to the Company at this time, including any pledge of the Company’s securities by any person, the operation of which may result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each of our managing general partner’s directors, officers and all individuals beneficially owning more than 10% of our Units to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our Units with the SEC.  These officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all such forms they file.  Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2012, or written representations that no additional forms were required, we believe that all of our officers and directors and persons that beneficially own more than 10% of our outstanding Units complied with these filing requirements in 2012, except for one inadvertent late filing of a Form 4 by J.D. Nichols.

Legal Proceedings

On January 27, 2013, we received notice that Dannis, Stephen, et al. v. Nichols, J.D., et al., Case No. 13-CI-00452, a putative Unit holder class action lawsuit, was filed on January 25, 2013 in Jefferson County Circuit Court of the Commonwealth of Kentucky against us, our managing general partner, each of the members of the board of directors of our managing general partner, NTS Realty Partners, LLC, Parent and Merger Sub alleging, among other things, that the board of directors breached their fiduciary duties to our Unit holders in connection with the board’s approval of the Merger between Merger Sub and the Company.  On March 14, 2013, plaintiffs filed an amended complaint and added NTS Development Company and NTS Management Company as additional defendants. The amended complaint seeks, among other things, to enjoin the defendants from completing the Merger as currently contemplated.  We believe these allegations are without merit and we intend to vigorously defend against them.

On February 12, 2013, we received notice that R. Jay Tejera v. NTS Realty Holdings LP et al., Civil Action No. 8302-VCP , another putative Unit holder class action lawsuit, was filed on February 12, 2013 in the Court of Chancery in the State of Delaware against us, our managing general partner, each of the members of the board of directors of our managing general partner and Parent, alleging, among other things, that the board of directors breached their fiduciary duties to our Unit holders in connection with the board’s approval of the Merger between Merger Sub and the Company.  The complaint seeks, among other things, money damages.  We believe these allegations are without merit and we intend to vigorously defend against them.

On February 15, 2013, we received notice that Gerald A. Wells v. NTS Realty Holdings LP et al., Civil Action No. 8322-VCP, a third putative Unit holder class action lawsuit, was filed on February 15, 2013 in the Court of Chancery of the State of Delaware against us, our managing general partner, each of the members of the board of directors of our managing general partner, Parent and Merger Sub, alleging, among other things, that the board of directors breached their fiduciary duties to our Unit holders in connection with the board’s approval of the Merger between Merger Sub and the Company.  The complaint seeks, among other things, to enjoin the defendants from completing the Merger as currently contemplated. We believe these allegations are without merit and we intend to vigorously defend against them.

On March 19, 2013, the Delaware Court of Chancery consolidated the Tejera and Wells complaints under the Tejera case number and the consolidated case caption of In Re NTS Realty Holdings Limited Partnership Unitholders Litigation.  We expect plaintiffs in the consolidated Delaware action to file a consolidated complaint.

CORPORATE GOVERNANCE PRINCIPLES

Our business is managed under the direction and oversight of our managing general partner’s board of directors.  Our managing general partner’s board has formed an audit committee, which is composed entirely of our independent directors.  See “Summary of Our Corporate Governance Principles.”  The audit committee’s function is described below.  The members of our managing general partner’s board of directors and those members who serve on the audit committee as of the date of this proxy statement are identified below.

Director	Audit Committee
Mark D. Anderson	X
John P. Daly	X
Brian F. Lavin
John S. Lenihan	X
J.D. Nichols

Summary of Our Corporate Governance Principles

As required by our governing documents and the NYSE MKT, a majority of our managing general partner’s board must be “independent.”  According to guidelines adopted by our managing general partner’s board, a director will not be considered independent if, within the last three years:

•	we employed the director as an executive officer for more than one year or as an employee for any period;

•	a member of the director’s immediate family was an executive officer;

•	the director or an immediate family member received more than $120,000 per year in direct compensation from us (excluding amounts paid in the form of director and committee fees);

•	the director or an immediate family member was a current partner of our external auditor or was a partner or employee of our predecessors’ external auditor during the past three years;

•
one of our executive officers serves or served on the compensation committee of another company that employs the director as an executive officer or that employs an immediate family member of the director as an executive officer;

•
the director was an executive officer or employee, or an immediate family member was an executive officer or employee, of a company that made payments to, or received payments from, us which exceeded the greater of 5% of the company’s gross revenues for that year or $200,000 in any of the most recent three fiscal years; or

•
the director was affiliated, directly or indirectly, with NTS Development Company, or any of its affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of NTS Development Company or any of its affiliates.

Board Leadership Structure and Risk Oversight

Our business operates under our managing general partner’s board.  Our managing partner has a board leadership structure with separate roles for its chairman of the board and our chief executive officer.  Mr. Nichols, as the Chairman of the Board, is responsible for presiding over the meetings of the board and the annual meetings of Unit holders, and Mr. Lavin, as our President and Chief Executive Officer, is responsible for the general management of the business, financial affairs and day-to-day operations of the Company.  As our directors continue to have more oversight responsibility, we believe it is beneficial to have a chairman whose focus is to lead the board and facilitate communication among directors and management.  Accordingly, we believe this structure is the best governance model for the Company and our Unit holders.

The Company’s managing general partner’s board does not have a lead independent director.  Because its board is small in size and each board member is kept apprised of our business and developments impacting our business, the managing general partner’s board has not designated a single lead independent director. A majority of the managing general partner’s board is comprised of independent directors. The agenda for each meeting is set by the Chairman in consultation with the other directors and the Company’s management. Moreover, the managing general partner’s board’s audit committee is comprised entirely of independent directors.

The managing general partner’s board oversees risk through: (1) its review and discussion of regular periodic reports to the managing general partner’s board of directors and its audit committee, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (2) the required approval by the managing general partner’s board of directors of all transactions, including, among others, acquisitions and dispositions of properties and financings; (3) the oversight of our business by the audit committee; and (4) regular periodic reports from our independent public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, our internal control over financial reporting.

Communicating with Directors

Limited partners wishing to communicate with our managing general partner’s board members may send communications by letter addressed to our corporate secretary at 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222.  Our corporate secretary will review and forward the correspondence to the appropriate person or persons for a response.

Code of Conduct and Ethics

Our managing general partner’s board of directors has adopted a Code of Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors and officers.  The Code of Conduct establishes policies and procedures that the board believes promote the highest standards of integrity, compliance with the law and personal accountability.  Our Code of Conduct is posted on our website at www.ntsdevelopment.com.  In addition, a printed copy of the Code of Conduct is available to any of our limited partners at no cost by writing us at 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222, Attention: Rita Martin, Manager of Investor Services.

Nomination of Directors

In accordance with the NYSE MKT’s corporate governance rules, our managing general partner’s board of directors is not required to have a nominating committee comprised solely of independent directors. Instead, identification, consideration and nomination of potential candidates to serve on our managing general partner’s board of directors is conducted by the entire board.  Our managing general partner’s board believes it is in our best interest to avail ourselves of the extensive business and other experience of each member of the board, including directors who may not be deemed “independent” in identifying, evaluating and nominating potential candidates to serve on the board.

In determining the criteria for membership, the board considers the appropriate skills and personal characteristics required in light of the then-current composition of the board and in the context of our perceived needs at the time, including the following experience and personal attributes: financial acumen; general business experience; industry knowledge; diversity in personal background, race, gender, age and nationality; special business experience and expertise; leadership abilities; high ethical standards, independence; interpersonal skills and overall effectiveness. Our managing general partner’s board of directors may receive recommendations for candidates from various sources, including the directors, management and limited partners.  The nominees to be considered for membership to the board of directors at this 2013 Annual Meeting of Limited Partners were nominated and approved by the board on April 2, 2013.

Our managing general partner’s board of directors will review all recommended candidates in the same manner regardless of the source of the recommendation.  Recommendations from limited partners should be in writing and addressed to: NTS Realty Holdings Limited Partnership, 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222, Attention: Rita Martin, Manager of Investor Services, and must include the proposed candidate’s name, address, age and qualifications, together with the information required under federal securities laws and regulations.  This communication must be received in a timely manner and also include the recommending limited partner’s name, address, their number of

Units and the length of time beneficially held. See “Notice Concerning Limited Partner Proposals and Nominations.”

Executive Sessions

In accordance with the applicable rules of the NYSE MKT, the independent directors of our managing general partner’s board of directors meet at least annually in executive session without the presence of the non-independent directors and members of management.  No formal board action may be taken at any executive session.  During 2012, our independent directors met regularly in executive session.

Audit Committee

Our board has formed a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The audit committee, comprised of our three independent directors, Messrs. Anderson, Daly and Lenihan, assists the board in fulfilling its oversight responsibility relating to: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of the independent registered public accountants; (4) the performance of our internal audit function and independent registered public accountants; (5) the accounting and financial reporting processes and systems of internal accounting; and (6) the evaluation of our risk issues.  The board has determined that Mr. Anderson qualifies as an “audit committee financial expert” as defined by the SEC and that each member of the committee is independent in accordance with the standards set forth in the Audit Committee’s Charter and the NYSE MKT’s corporate governance rules.  Please see Mr. Anderson’s biography, set forth on page 15, hereof, for a description of the experience that our board considered in determining that he qualifies as an “audit committee financial expert.” The Audit Committee Charter is available on our website at www.ntsdevelopment.com.  In addition, a printed copy of the Audit Committee Charter is available to any of our limited partners without charge by writing us at 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222, Attention: Rita Martin, Manager of Investor Services.  The audit committee’s annual report is included with this proxy statement.

Special Committee

On September 12, 2012, the board of directors of our managing general partner formed a special committee consisting solely of independent directors John Daly, Mark D. Anderson and John S. Lenihan (the “Special Committee”).  The Special Committee was empowered to, among other things, consider the non-binding proposal from the Company’s founder and Chairman, Mr. J.D. Nichols, and its Chief Executive Officer, Mr. Brian F. Lavin, for a going private transaction or any potential alternative transaction.  The Special Committee engaged its own legal and financial advisors to assist its review and consideration of the proposal.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our managing general partner’s board of directors has nominated the persons set forth below to serve as directors.  Messrs. Anderson, Daly and Lenihan have been nominated to serve as independent directors.  Messrs. Nichols and Lavin also have been nominated to serve as directors.  We know of no reason why any nominee will be unable to serve if elected.  If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of limited partners.  The following gives information, provided by the nominees, about their principal occupation, business, experience and other matters:

J.D. Nichols, 71.  J. D. Nichols is Chairman of NTS Corporation, its subsidiaries and affiliates.  He graduated from the University of Louisville School of Law in 1964 and conducted his undergraduate studies at the University of Kentucky with a concentration in accounting, marketing, business administration, and finance.  Mr. Nichols began his career in construction and real estate development in 1965, and since then has overseen the development of more than 8,000 acres of land and 7,000,000 square feet of office, residential, commercial, and industrial construction, throughout the southeastern United States.

Mr. Nichols is active in many civic and charitable organizations including the University of Louisville, where he served as a member of the Board of Trustees, the Executive Committee of the Board of Trustees, the Board of Overseers, and the University of Louisville Foundation.  Reflecting his commitment to quality education in Kentucky, Mr. Nichols served as Chairman of the Kentucky Council on School Performance Standards, which was charged with the responsibility for development of the academic agenda incorporated into the Kentucky Education Reform Act (“KERA”); a program which has been recognized nationally for innovation in education reform.  Mr. Nichols also served on the Steering Committee of the Kentucky Education Technology System, which was created by KERA, and charged with development of a statewide computerized information system linking Kentucky’s public schools. He is a past member and chairman of the Council for Education Technology, a past member of both the Prichard Committee for Academic Excellence and the Partnership for Kentucky Schools, and is a lifetime member of the President’s Society of Bellarmine College.

Mr. Nichols was inducted into the Junior Achievement Kentuckiana Business Hall of Fame in 1989, is a past director and member of the Executive Committee of Greater Louisville Inc., has served on the Governor’s Council on Economic Development, the Board of Directors of both Actors Theater of Louisville and Kentucky Opera, and several other community organizations.  Mr. Nichols was a longtime member of the board of the Louisville Regional Airport Authority, serving as both vice-chairman and chairman during his tenure. He was also one of the catalysts behind the major expansion of Louisville International Airport and United Parcel Service’s (UPS) decision to expand their hub and remain in Louisville. In addition, Mr. Nichols was instrumental in the development of Metropolitan College - a program that pays for college or post-high school technical training when combined with part-time jobs at UPS.

We believe Mr. Nichols has the depth and breadth of experience to implement our business strategy, with over 45 years of experience in real estate construction and development.  Further, as Chairman of the Board and a director of NTS Corporation, its subsidiaries and affiliates, he has an understanding of the requirements of serving on a public company board and the leadership experience necessary to serve as the Chairman of the Board of our managing general partner’s board.

Brian F. Lavin, 59.  Mr. Lavin has served as the president and chief executive officer of each of NTS Realty Capital, Inc. and NTS Realty Partners, LLC, as well as a director of NTS Realty Capital, Inc., since their formation in 2004.  Mr. Lavin also has served as the president of NTS Corporation and NTS Development Company since June 1997 and as president of NTS Mortgage Income Fund from 1999 until its liquidation in 2012.  Mr. Lavin was a director of NTS Mortgage Income Fund from 1999 to 2008.  He is a licensed real estate broker in Kentucky and certified property manager.  Mr. Lavin is a member of the Institute of Real Estate Management, council member of the Urban Land Institute and member of the National Multi-Housing Council.  He has served on the boards of directors of the Louisville Science Center, Louisville Ballet, Greater Louisville, Inc., National Multi Housing Council, Louisville Apartment Association, Louisville Olmstead Parks Conservancy, Inc., and currently serves on the board of overseers for the University of Louisville.  Mr. Lavin has a bachelor’s degree in business administration from the University of Missouri.

We believe Mr. Lavin is well qualified to serve as one of our managing general partner’s directors, with over 30 years of commercial real estate experience. This experience allows him to offer valuable insight and advice with respect to our investments and investment strategies.  In addition, with prior experience as an executive officer of a real estate development company, we believe Mr. Lavin is able to direct to the managing general partner’s board to the critical issues we face.  Further, as a director of NTS Realty Capital, its subsidiaries and affiliates, he has an understanding of the requirements of serving on a public company board.

Mark D. Anderson, 57.  Mr. Anderson has served as an independent director on our managing general partner’s board of directors and as the chairperson of the audit committee since December 2004.  Mr. Anderson is the managing member of Anderson Real Estate Capital, LLC, organized by Mr. Anderson in March 2010.  Mr. Anderson’s firm provides commercial real estate consulting services and construction and permanent market commercial real estate loans to clients established during his previous twelve years as a commercial real estate banker.  From June 2003 to October 2009, Mr. Anderson was senior vice president and region manager for Integra Bank, managing their Louisville, Lexington and Indianapolis commercial real estate lending operations.  Prior to joining Integra, Mr. Anderson was vice president and market manager of U.S. Bank’s commercial real estate division in Louisville.  Mr. Anderson has originated investment commercial real estate loans in numerous states and offices under his direction have originated mortgage loans totaling in excess of $1 billion.  Mr. Anderson’s prior experience also includes six years with Paragon Group, a national real estate development and management company headquartered in Dallas, Texas, as Midwest regional controller.  Mr. Anderson graduated from Illinois State University in 1978 with a B.S. in Accounting and passed the Uniform Certified Public Accountant examination in 1979.

We believe Mr. Anderson has the experience necessary to assist us in implementing our business strategy as a result of his leadership at Integra Bank and U.S. Bank.  Mr. Anderson also has over 25 years of investment experience in the commercial real estate industry.

John P. Daly, Sr., 54.  Mr. Daly has served as an independent director on our managing general partner’s board of directors since December 2004.  Mr. Daly is Vice President and Associate General Counsel of YUM! Brands, Inc. (“Yum”), the parent of KFC, Taco Bell and Pizza Hut.  He has held this position since 2011.  From 1997 to 2010, Mr. Daly served as Corporate Counsel and Assistant Secretary of Yum.  Prior to attending law school, he earned his CPA and worked as an accountant for Ernst Whinney.  Mr. Daly serves on the board of Maryhurst in Louisville, Kentucky and is active supporting Holy Angels Academy in Louisville and Midtown Center for Boys in Chicago.  Mr. Daly holds a B.B.A. Degree in Accounting and a J.D. from the University of Notre Dame.

We believe Mr. Daly is also well qualified to serve as one of our managing general partner’s directors as a result of his experience as Vice President, Associate General Counsel and Assistant Secretary of a Fortune 500 New York Stock Exchange-listed company.

John S. Lenihan, 56.  Mr. Lenihan has served as an independent director on our managing general partner’s board of directors since December 2004.  He is the founder and managing partner of John Lenihan Properties (“JLP”).  Formed in 1982, JLP develops and manages industrial warehouse properties around the Louisville International Airport.  In addition, Mr. Lenihan is a licensed real estate agent, actively engaged in both residential and commercial brokerage services.  He is also founder of Lenihan / Sotheby's International Realty.  Mr. Lenihan graduated from Centre College in 1979 and in 1980 graduated from Manufacturer Hanover Trust Credit Analysis at New York University.  He also attended the University of Louisville Graduate Business School from 1992-1993.

We believe Mr. Lenihan is well qualified to serve as one of our managing general partner’s directors as a result of 30 years of experience in the commercial real estate industry, as well as his experience founding and leading LCP.

RECOMMENDATION OF THE BOARD:  The board recommends that you vote “For” the election of all five nominees.

Independent Director Compensation

During 2012, each of our independent directors received $36,000 in compensation, either in cash, in Units or a combination of both.  In addition, Messrs. Anderson (Chairman), Lenihan and Daly served on the Special Committee to review and consider the going private offer that was made by Messrs. Nichols and Lavin on August 31, 2012.  Each member of the Special Committee received compensation of $500 per meeting of the Special Committee commencing September 12, 2012.  Also, Mr. Anderson received compensation of $6,500 per month for service as chairman of the Special Committee and Messrs. Lenihan and Daly each received compensation of $5,000 per month for service as members of the Special Committee.  Messrs. Anderson, Lenihan and Daly and were paid $32,617, $27,167 and $27,167, respectively, for their service on the Special Committee.  Each director was allowed to decide how to receive his compensation and agreed to such terms for the period of one year.  The independent directors who chose to receive Units elected to defer receipt of those Units until a later date.  The chairperson of our audit committee received an additional $10,000 cash fee.  In addition, each independent director was reimbursed by us for any out-of-pocket expenses in connection with attending meetings of the board or audit committee.  Messrs. Lavin and Nichols, our managing general partner’s non-independent directors, are not entitled to any compensation for their service on the board.

The following table further summarizes compensation paid to the independent directors during 2012.

	Fees Earned in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark Anderson (2)	78,617	-	-	-	-	-	78,617
John Daly (2)	45,167	18,000	-	-	-	-	63,167
John Lenihan (2)	27,167	36,000	-	-	-	-	63,167

(1)
Pursuant to the NTS Realty Capital Directors Deferred Compensation Plan, Mr. Daly and Mr. Lenihan deferred receipt of some or all of our Units until the earliest of: (1) the date of his death; (2) the date he becomes “disabled” (as that term is defined in Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”)); or (3) the date that is thirty (30) days, or six (6) months if required by Section 409A(a)(2)(B)(i) of the Code, after the date of his “separation of service” (as that term is defined in Section 409A(a)(s)(A)(i) of the Code).  During 2012, Mr. Anderson chose to receive all of his director compensation in cash.

(2)	Amount of fees earned also includes fees paid pursuant to service on the Special Committee as discussed above in the section entitled “Independent Director Compensation.”

Meetings of the Board of Directors, Audit Committee and Limited Partners

During 2012, our managing general partner’s board of directors met ten times and the audit committee met eight times.  During 2012, all of the directors attended at least seventy-five percent (75%) of the board meetings and audit committee meetings, to the extent applicable.

BOARD OF DIRECTORS REPORT ON COMPENSATION

The following report of the board of directors does not constitute “soliciting material” and should not be deemed “filed” with the SEC or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

Our managing general partner’s board of directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this proxy statement (“CD&A”).  Based on the board’s review of the CD&A and the board’s discussions of the CD&A with management, the board has approved that the CD&A be included in this proxy statement.

The Board of Directors
Mark D. Anderson John P. Daly Brian F. Lavin John S. Lenihan J.D. Nichols

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

As is commonly the case with publicly traded limited partnerships, we are managed by the directors and officers of our managing general partner.  In addition, NTS Development Company, or its affiliate, NTS Management Company, both affiliates of our managing general partner, manage our real properties pursuant to the terms of various management agreements with us.  All of our property management personnel are employees of NTS Development Company. These officers and employees are compensated for their services by NTS Development Company, in part for their service to us, but do not receive any compensation directly from us.  We reimburse NTS Development Company for a portion of the compensation it pays to its officers and employees, except Messrs. Nichols and Lavin, based on the amount of time they spend on our behalf.  Pursuant to the terms of our partnership agreement, Messrs. Nichols and Lavin receive no compensation from either NTS Development Company or us for services rendered on our behalf.  During 2012, we reimbursed NTS Development Company an aggregate of approximately $257,913 with respect to the compensation it paid to Mr. Gregory Wells, our managing general partner’s executive officer in addition to Mr. Lavin.

If we determine to compensate directly the named executive officers of our managing general partner in the future, the board of directors will review all forms of compensation and approve any and all Unit option grants, warrants, Unit appreciation rights and other current or deferred compensation payable with respect to the current or future value of our Units.

Executive Officers

The board of directors annually elects our executive officers.  These officers may be terminated at any time.  Listed below is information about our only other current executive officer other than Mr. Lavin, whose biography is included above.

Gregory A. Wells, 54.  Mr. Wells has served as the chief financial officer and executive vice president of NTS Realty Capital, Inc. and as executive vice president of NTS Realty Partners, LLC since January 2005.  Mr. Wells served as chief financial officer and senior vice president of NTS Realty Capital, Inc. and senior vice president of NTS Realty Partners, LLC from the time of their formation until December 2004.  He has also served as senior vice president for NTS Corporation, its subsidiaries and affiliates from July 1999 through December 2004.  Mr. Wells is currently chief financial officer and executive vice president for NTS Corporation and its subsidiaries and affiliates.  Mr. Wells served as the chief financial officer, secretary and treasurer of the NTS Mortgage Income Fund, Inc. from June 2007 until its liquidation in 2012.  Mr. Wells served as a director of the Hilliard Lyons Government Fund, Inc., served on its audit committee and was chair of the corporation’s nominating and governance committee from December 2005 to July 2010.  Mr. Wells is a certified public accountant, a member of the American Institute of Certified Public Accountants, the Virginia CPA Society, Kentucky Society of CPA’s, and Financial Executives International.  Mr. Wells holds a bachelor’s degree in business administration from George Mason University.  He currently serves on the Board of the Lincoln Heritage Boy Scout Council.  Mr. Wells previously served on the Board of Directors of The Family Place and chaired its building committee.  In 2009, Mr. Wells received a CFO of the Year Award from Business Journal Publications, Inc. Mr. Wells was nominated to receive a 2011 CFO of the Year Award from Business Journal

Publications, Inc. Prior to joining NTS, Mr. Wells served as Senior Vice President and Chief Financial Officer of Hokanson Companies, Inc. an Indianapolis-based property management and development firm.  Prior to that Mr. Wells was the Chief Operating Officer of Executive Telecom System, Inc., a subsidiary of The Bureau of National Affairs, Inc.

Certain Relationships and Related Transactions

We do not have any employees.  NTS Development Company or its affiliate, NTS Management Company (“NTS Development”), affiliates of our general partners, oversee and manage the day-to-day operations of our properties pursuant to various management agreements.  Pursuant to these agreements, NTS Development receives fees for a variety of services performed for our benefit. NTS Development receives fees under separate management agreements for each of our consolidated and unconsolidated joint venture properties and our properties owned as a tenant in common with an unaffiliated third party, as well as properties owned by our wholly-owned subsidiaries.  Property management fees are paid in an amount equal to 5% of the gross collected revenue from our wholly-owned properties, consolidated joint venture properties and properties owned by our wholly-owned subsidiaries.  Fees are paid in an amount equal to 3.5% of the gross collected revenue from our unconsolidated properties owned as a tenant in common with an unaffiliated third party.  We are the beneficiary of a preferential ownership interest, disproportionately greater than our initial cash investment in each property owned as a tenant in common with an unaffiliated third party.  Construction supervision fees are generally paid in an amount equal to 5% of the costs incurred which relate to capital improvements and significant repairs.  Also pursuant to the management agreements, NTS Development receives commercial leasing fees equal to 4% of the gross rental amount for new leases and 2% of the gross rental amount for new leases in which a broker is used and for renewals or extensions.  Disposition fees are paid to NTS Development in an amount of 1% to 4% of the aggregate sales price of a property pursuant to our management agreements and up to a 6% fee upon disposition of our properties owned as a tenant in common with an unaffiliated third party under their respective management agreements.  NTS Development has agreed to accept a lower management fee for the properties we own as a tenant in common with an unaffiliated third party in exchange for a larger potential disposition fee.  NTS Development is reimbursed its actual costs for services rendered to NTS Realty.

In 2005 and 2009 the independent directors engaged an independent nationally recognized real estate expert (the “Expert”) to assist them in their review of the various management agreements between us and NTS Development.  The Expert made suggestions as to the types and amounts of fees and reimbursements to be included in the management agreements and assisted in the drafting and amending of the management agreements.  The management agreements in effect at December 31, 2012 renew annually unless terminated pursuant to their terms.  The independent directors review the management agreements periodically.

Until May 31, 2012, NTS Development Company leased 20,368 square feet of office space in NTS Center at a rental rate of $14.50 per square foot.  Beginning June 1, 2012, NTS Development Company leased 17,843 square feet of office space in 600 North Hurstbourne at a rental rate of $21.50 per square foot.  The average per square foot rental rate for similar office space in 600 North Hurstbourne as of December 31, 2012 was $22.00 per square foot.  NTS Development Company also leased 1,902 square feet of storage space in NTS Center at a rental rate of $5.50 per square foot.  We recognize rents of approximately $134,000; $306,000; and

$307,000 from NTS Development Company for the years ended December 31, 2012, 2011 and 2010, respectively.

On December 27, 2012, we announced that we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NTS Realty Capital, Inc., NTS Merger Parent, LLC (“Parent”), an entity controlled by our founder and Chairman, J.D. Nichols, and our President and Chief Executive Officer, Brian F. Lavin, and NTS Merger Sub, LLC (“Merger Sub”, and together with Mr. Nichols, Mr. Lavin, Parent and certain of their respective affiliates, the “Purchasers”), a wholly-owned subsidiary of Parent.  Upon consummation of the transactions proposed in the Merger Agreement, Merger Sub would merge with and into us and we would continue as the surviving entity (the “Merger”).  If the Merger Agreement is adopted by our limited partners and the Merger is consummated, all of our Units other than Units owned by the Purchasers will be cancelled and converted automatically into the right to receive a cash payment equal to $7.50 per Unit (the “Merger Consideration”).

Policies and Procedures with Respect to Related Party Transactions

Our partnership agreement provides that each contract or transaction that we enter into with our managing general partner or its affiliates must be on terms no less favorable to us than those generally being provided to or available from third parties.  In general, no such contract or transaction may be effective until after the material terms of the contract or transaction are disclosed to, or are known by, our managing general partner’s board of directors and the board authorizes the contract or transaction by the affirmative vote of a majority of the board’s independent directors.

We believe that our general policies and procedures regarding related party transactions are evidenced by the disclosures in our current and prior proxy statements under the caption “Certain Relationships and Related Transactions.”

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP.  The audit committee’s responsibility is to oversee and review these processes.  The audit committee is not, however, professionally engaged in the practice of accounting or auditing, and does not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The audit committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accountants.

In this context, we, the members of the audit committee of NTS Realty Capital, Inc., the managing general partner of the Company, represent the following:

(a)	The audit committee has reviewed and discussed the Company’s audited financial statements with the Company’s management;

(b)
The audit committee has discussed with the Company’s independent registered public accountants the matters required to be discussed by the Statement of Accounting Standards 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by PCAOB in Rule 3200T;

(c)
The audit committee has received the written disclosures and the letter from the Company’s independent registered public accountants required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as may be modified or supplemented, and has discussed with the independent registered public accountants its independence; and

(d)
Based on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

The following independent directors, who constitute the audit committee, provide the foregoing report.

The Audit Committee
Mark D. Anderson, Chairperson John P. Daly John S. Lenihan

The foregoing report does not constitute “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

PROPOSAL NO. 2 – RATIFY APPOINTMENT OF BKD, LLP

The audit committee has selected BKD, LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2013.  We traditionally ask our limited partners to ratify the selection even though your approval is not required.  Further, even if you do not approve the selection of BKD, LLP, we are not likely to replace them for this fiscal year due to the added expense and delay that would result from replacing them and selecting a new firm.  Instead, the audit committee will consider the negative vote as a direction to consider a different firm next year.

A representative of BKD, LLP will attend the annual meeting.  This representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate limited partner questions.

RECOMMENDATION OF THE BOARD:  The audit committee and the board recommend that you vote “For” the appointment of BKD, LLP as our independent registered public accountants for the fiscal year ending December 31, 2013.

Fees to Independent Registered Public Accountants

The following table presents fees for professional services rendered by BKD, LLP for audit of our financial statements for years ended December 31, 2012 and 2011, together with tax services performed by Ernst & Young LLP for the years ended December 31, 2012 and 2011, respectively.

	Fiscal Year Ended December 31,
Description	2012	2011
Audit Fees(1)	$265,500	$294,000
Audit Related Fees(2)	–	−
Tax Fees(3)	140,000	200,000
All Other Fees(4)	–	−

TOTAL	$405,500	$494,000

(1)
Audit fees include fees associated with the annual audit of our financial statements, as well as the review of quarterly reports on Form 10-Q.  Audit fees also include fees associated with audit requirements related to various registration statement filings.

(2)	Audit related fees include fees paid for planning in connection with Section 404 of the Sarbanes-Oxley Act.

(3)	Tax fees include fees paid to Ernst & Young LLP for tax planning, tax return preparation and related tax assistance.

(4)	There were no other services or fees provided.

Approval of Services and Fees

Our audit committee has reviewed and approved all of the fees charged by BKD, LLP and Ernst & Young LLP, and actively monitors the relationship between audit and non-audit services provided by BKD, LLP.  The audit committee concluded that all services rendered by BKD, LLP and Ernst & Young LLP to us during the years ended December 31, 2012 and 2011, respectively, were consistent with maintaining BKD, LLP and Ernst & Young LLP’s independence.  Accordingly, the audit committee has approved all such services provided by BKD, LLP and Ernst & Young LLP.  As a matter of policy, we will not engage our primary independent registered public accountants for non-audit services other than “audit related services,” as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting.

Under the policy, the audit committee must pre-approve all services provided by the company’s independent registered public accountants and the fees charged for these services including an annual review of audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service.  During the year, the committee will periodically monitor the levels of fees charged by BKD, LLP and compare these fees to the amounts previously approved.  The audit committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.

PERFORMANCE GRAPH

The graph below compares the cumulative total return on our Units for the last five fiscal years, with the cumulative total return on the Standard & Poor’s 500 Stock Index (“S&P 500”) and with three companies in our peer group over the same period (assuming the investment of $100 in our Units, the S&P 500 Index and the three companies at the closing price on December 31, 2007, and the reinvestment of all distributions.)  We believe that American Realty Investors, Inc., HMG Courtland Properties, Inc. and Roberts Realty Investors, Inc. are public companies whose businesses are somewhat similar to our business.

200
180
160
140
120
100
80
60
40
20
0
2008
2009
2010
2011
2012
NTS Realty (NLP)
S&P 500 (^GSPC)
Americn Realty (ARL)
HMG Courtland (HMG)
Roberts Realty (RPI)

Issuer	2008	2009	2010	2011	2012
NTS Realty (NLP)	$74.34	$99.58	$83.95	$81.14	$186.88
S&P 500 (^GSPC)	61.65	76.11	85.84	85.84	97.34
American Realty (ARL)	91.33	125.00	81.12	19.08	27.86
HMG Courtland (HMG)	32.35	32.35	58.73	37.94	48.73
Roberts Realty (RPI)	12.97	21.89	24.59	21.56	19.70

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our managing general partner’s officers, or the officers or employees of our affiliates, participated in the deliberations of our managing general partner’s board of directors concerning executive officer compensation during the year ended December 31, 2012.  In addition, during the year ended December 31, 2012, none of our managing general partner’s executive officers served as a director or a member of the compensation committee of any other entity that has one or more executive officers serving as a member of our managing general partner’s board of directors.

NOTICE CONCERNING LIMITED PARTNER PROPOSALS AND NOMINATIONS

If the Merger is approved, we will be a private company that is wholly-owned by the Purchasers, and we will not be required to issue a proxy statement for our 2014 Annual Meeting of Limited Partners.

We have not received any limited partner proposals for inclusion in this year’s proxy statement.  Proposals of limited partners intended to be presented at the 2014 Annual Meeting of Limited Partners (if the Merger is not completed), including nominations for directors, must be received by us on or before December 30, 2013, and must satisfy the requirements of Rule 14a-8 of Regulation 14A under the Exchange Act in order to be considered by our managing general partner’s board of directors for inclusion in the form of proxy and proxy statement to be issued by the board for that meeting.  All such limited partner proposals should be submitted to us in writing as follows:  NTS Realty Holdings Limited Partnership, 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222, Attention: Rita Martin, Manager of Investor Services.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2012, including financial statements for the same period, accompanies this proxy statement.  Our Form 10-K is also available on our website at www.ntsdevelopment.com.  In addition, if requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits.  You can request exhibits to our Form 10-K by writing us at 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222, Attention: Rita Martin, Manager of Investor Services.

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YOUR VOTE IS IMPORTANT.  THE PROMPT SUBMITTAL OF
YOUR VOTE WILL SAVE US THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES.  PLEASE
PROMPTLY MARK, SIGN, DATE AND RETURN YOUR PROXY
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NTS REALTY HOLDINGS LIMITED PARTNERSHIP

ANNUAL MEETING OF LIMITED PARTNERS

Tuesday, June 11, 2013
10:30 a.m. EDT

The proxy statement and the Company's 2012 Form 10-K Annual Report are available on the Internet, by logging onto https://materials.proxyvote.com/629422 proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 11, 2013.

The limited partnership units you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Brian F. Lavin and Rosann D. Tafel, and each of them with full power of substitution, to vote your units on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

COMPANY #

Vote by Internet or Mail
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Use the Internet to vote your proxy until 12:00 p.m. (CT) on June 10, 2013.

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Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors: 01 J.D. Nichols, 02 Brian F. Lavin, 03 Mark D. Anderson, 04 John P. Daly, Sr., 05 John S. Lenihan

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

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